Exhibit 4.1
THE LP UNITS EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT AS SET FORTH BELOW, BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS (A) IT IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT , (B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (AS DEFINED) IN RULE 501(A)(1)(, (2), (3), (7) OR (8) UNDER THE SECURITIES ACT) OR (C) HE OR SHE IS AN INDIVIDUAL “ACCREDITED INVESTOR” (AS DEFINED IN RULE 501(A)(4), (5) OR (6) UNDER SECURITIES ACT; (2) AGREES THAT HE, SHE OR IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EXCEPT (A) TO THE ISSUER THEREOF OF ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (D) TO AN ACCREDITED INVESTOR THAT IS PURCHASING THE UNITS FOR HIS, HER OR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF (AND, IF REQUESTED, BASED ON AN OPINION OF COUNSEL ACCEPTABLE TO US); OR (E) IN A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.
NO TRANSFER OF THE COMMON UNITS MAY BE MADE IN JAPAN EXCEPT FOR A TRANSFER BY A LIMITED PARTNER OF THE COMMON UNITS TO A “QUALIFIED INSTITUTIONAL INVESTOR” (AS DEFINED IN ARTICLE 2, PARAGRAPH 3, ITEM (1) OF THE SECURITIES AND EXCHANGE LAW OF JAPAN AND ARTICLE 4 OF THE CABINET ORDINANCE CONCERNING DEFINITIONS UNDER ARTICLE 2 OF THE SECURITIES AND EXCHANGE LAW).
NO BENEFIT PLAN INVESTOR MAY ACQUIRE COMMON UNITS. PRIOR TO COMMON UNITS QUALIFYING AS A CLASS OF “PUBLICLY-OFFERED SECURITIES” OR THE AVAILABILITY OF ANOTHER EXCEPTION UNDER THE PLAN ASSET REGULATION, EACH COMMON UNITHOLDER THAT TAKES DELIVERY OF CERTIFICATES IN DEFINITIVE FORM WILL BE REQUIRED TO REPRESENT AND WARRANT IN WRITING AT THE TIME IT ACQUIRES COMMON UNITS, AND EACH COMMON UNITHOLDER THAT TAKES DELIVERY OF CERTIFICATES IN GLOBAL FORM OR WHOSE COMMON UNITS ARE HELD IN BOOK-ENTRY FORM WILL BE DEEMED TO REPRESENT BY ITS PAYMENT OF CASH OR OTHER ADEQUATE CONSIDERATION FOR PARTNERSHIP INTERESTS, AND HOLDING OF COMMON UNITS, THAT IT IS NOT A BENEFIT PLAN INVESTOR. EACH SUBSEQUENT TRANSFEREE PURCHASING COMMON UNITS EVIDENCED BY CERTIFICATES IN PHYSICAL FORM SHALL BE REQUIRED TO COMPLETE A LETTER SUBSTANTIALLY IN THE FORM OF ANNEX III TO THE PARTNERSHIP AGREEMENT TRANSFERS OF COMMON UNITS TO BENEFIT PLAN INVESTORS WILL BE VOID AB INITIO.
THE LP UNITS EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AND ENTITLED TO THE OBLIGATIONS AND BENEFITS OF THE AGREEMENT OF LIMITED PARTNERSHIP, DATED JUNE 12, 2007, AS AMENDED, AND OF A CERTAIN REGISTRATION RIGHTS AGREEMENT, DATED JUNE 12, 2007.

Number	Common Units

Cusip
TIPTREE FINANCIAL PARTNERS, L.P.
A LIMITED PARTNERSHIP FORMED
UNDER THE LAWS OF THE STATE OF DELAWARE

This is to certify that	[ ]

Is the registered holder of	** **	Common Units
          In accordance with Section 4.1 of the Amended and Restated Agreement of Limited Partnership of Tiptree Financial Partners, L.P., as amended, supplemented or restated from time to time (the “Partnership Agreement”), Tiptree Financial Partners, L.P., a Delaware limited partnership (the “Partnership”), hereby certifies that the above stated holder (the “Holder”) is the registered owner of the above specified Common Units representing limited partner interests in the Partnership (the “Common Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Common Units represented by this Certificate. The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 767 Third Avenue, 11th Floor, New York, New York 10017. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.
          The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all rights, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.
          Except as otherwise provided in the Partnership Agreement, this Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.
          In Witness Whereof, the Partnership, has caused this Certificate to be signed by its duly authorized officers.

COUNTERSIGNED AND REGISTERED BY:
THE BANK OF NEW YORK, New York
AS TRANSFER AGENT AND REGISTRAR

BY:
AUTHORIZED OFFICER	CO-CHIEF EXECUTIVE OFFICER	SECRETARY

ABBREVIATIONS
          The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT/TRANSFERS MIN ACT
TEN ENT	—	as tenants by the entireties	Custodian
			(Cust)	(Minor)
JT	—	as joint tenants with right of	Under Uniform Gifts/Transfers to
		survivorship and not as tenants in common	Minors Act
State
Additional abbreviations, though, not in the above list, may also be used
ASSIGNMENT OF COMMON UNITS
in
TIPTREE FINANCIAL PARTNERS, L.P.
     FOR VALUE RECEIVED,                                                               hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of Assignee)

(Please insert Social Security or
other identifying number of Assignee)
                                                              Common Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint
                                                               As its attorney-in-fact with full power of substitution to transfer the same on the books of Tiptree Financial Partners, L.P.

Date:	NOTE: The signature to any endorsement hereon must correspond with the name as written, upon the face of this Certificate in every particular, without alteration, enlargement or change.

SIGNATURE(S) MUST BE GUARANTEED BY A MEMBER OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR BY A COMMERCIAL BANK OR TRUST COMPANY	(Signature) (Signature)
SIGNATURE(S) GUARANTEED

          No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer.